SOURCE: Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces the Signing Of American Communications Enterprises, Inc. as New Client

ST. PETERSBURG, Fla., Feb. 1 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news) is announcing the addition of American Communications Enterprises, Inc. (OTC Bulletin Board: ACEN - news) as the newest client to join ISMR's services.

American Communications Enterprises, Inc., based in Austin, Texas, was created to acquire, consolidate and network small-market radio stations in regional clusters in a very unique "Radio WalMart" approach. ACEN, unlike other broadcast consolidators, plans to use centralization strategies to reduce operating costs while enhancing profitability and efficiency. ACEN proposes to acquire up to 400 stations in the next 48 months. Additionally, the Company proposes to tie the Network together with a state-of-the-art Internet site www.radioace.com . The Internet site is planned to include innovative programming, e-commerce and a "Virtual Rep Firm" to provide additional revenue and greater advertising capabilities.

To receive investor information please contact: Robert Ringle 877-803-4880 or visit www.radioace.com .

For online investor information go to
www.internetstockmarket.com/corpprof/a/acen.html .

To receive updates on ISMR's Emerging Companies subscribe at www.internetstockmarket.com/listed/inquiry.html .

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to American Communications Enterprises, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com . Web Site: www.internetstockmarket.com .

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.

SOURCE: Internet Stock Market Resources, Inc.